Exhibit 99.2

DIRECTORS RESOLUTIONS

OF

LEADER HILL CORPORATION

(the “Company”)

WHEREAS:

A.	Chia Yee Seah has consented to step down as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a Member of the Board of Directors of the Company.

B.	Liu Muzhen has consented to act as the new President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	Chia Yee Seah stepped down as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a Member of the Board of Directors of the Company.

D.	Liu Muzhen has consented to act as the new President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Chairman of the Board of Directors of the Company.

Effective date: December 17, 2020

/s/ Chia Yee Seah
Chia Yee Seah

/s/ Liu Muzhen
Liu Muzhen